Dated September 21, 2011/Datado de 21 de setembro de 2011

FIRST LIEN AND SECOND LIEN PLEDGE AGREEMENT OF
MOVABLE ASSETS DERIVED FROM MINING ACTIVITIES

CONTRATO DE PENHOR EM PRIMEIRO E SEGUNDO GRAUS
DOS BENS MÓVEIS DECORRENTES DE ATIVIDADES DE MINERAÇÃO

Entered between/celebrado entre

Reginaldo Luiz de Almeida Ferreira - ME
and/e
West Ventures, LLC
and/e
Resource Holdings, Inc.

Av. Pres. Juscelino Kubitschek, 360, 10º Andar
CEP: 04.543-000 - São Paulo - SP

Telefone (+55) 11 3077-3500
Fax (+55) 11 3077-3501

FIRST LIEN AND SECOND LIEN PLEDGE AGREEMENT OF MOVABLE ASSETS DERIVED FROM MINING ACTIVITIES

By this private instrument (hereinafter generally referred to as “Agreement”), the parties:

(1)           REGINALDO LUIZ DE ALMEIDA FERREIRA – ME, an individual company constituted and existing under the laws of the Federative Republic of Brazil, with its principal place of business located in Fazenda Bom Jardim, at Rodovia BR-070. Km 20, City of Nossa Senhora do Livramento, State of Mato Grosso,enrolled with the General Taxpayers’ Registry (“CNPJ/MF”) under No. 08.838.089/0001-71, (hereinafter generally referred to as “Pledgor”);

(2)           West Ventures, LLC, an investment fund constituted and existing under the laws of the United States of America, with its principal place of business located at 152 West 57th Street, 54th Floor, in the City of Mew York, State of New York, herein represented by its undersigned attorney-in-fact (hereinafter generally referred to as “West Ventures”); and

(3)           RESOURCES HOLDINGS, INC. a company constituted and existing under the laws of the United States of America, with its principal place of business located at 11753 Willard Avenue, in the City of Tustin, State of California 92782, herein represented by its legal representative Mr. Michael Campbell, (hereinafter generally referred to as “RHI”) (West Ventures and RHI hereinafter jointly referred to as “Pledgees” and the Pledgees and Pledgor hereinafter generally referred jointly to as “Parties” or individually as “Party”).

RECITALS

(A)           Shortly after execution of this Agreement, it is anticipated that West Ventures will extend a loan finance to RHI in the amount of USD 11,400,000.00 (eleven million and four hundred thousand US dollars) (“Funds”) for the development of its business in Brazil by means of a Senior Secured Note Agreement (“Finance Agreement”);

(B)           The Funds to be sent to RHI will be used to, among other things, loan funds to the Pledgor (“Loan Agreement”), for the subsequent purchase of equipment and machines, construction costs, and working capital for the development of its activities relating to the ore extraction;

(C)           The Pledgor has a permission issued by the National Department of Mineral Production (Departamento Nacional de Produção Mineral - “DNPM”) to explore ore at the Fazenda Bom Jardim, Rodovia BR-070. Km 20, in the city of Nossa Senhora do Livramento, State of Mato Grosso (“Farm”), and is the owner of the mines located in the Farms and registered at DNPM under no. 866.592/2007, for an area of 38.94 hectares, 866.597/2007, for an area of 50 hectares, 866.600/2007, for an area of 50 hectares, and 866.601/2007, for an area of 50 hectares (“Ore Properties”);

(D)           As a result of the foregoing, the Pledgor has agreed to execute and deliver this Agreement to and in favor of: (i) West Ventures, as first priority security for the payment and performance of RHI obligations under Finance Agreement (hereinafter referred to as “Finance Obligations”); and (ii) RHI as second priority security for the payment and performance of the Pledgor under the Loan Agreement (hereinafter referred to as “Loan Obligations”) (the Finance Obligations and the Loan Obligations are hereinafter jointly referred to as the “Secured Obligations”),

The Parties hereby agree to enter into this Agreement, which shall be governed by the following terms and conditions:

1             DEFINITION

1.1           All terms and expressions defined or utilized in this Agreement shall have the same meanings ascribed to them in this Agreement whenever they are used in any other instrument or document delivered or prepared with regard to this Agreement, except as otherwise provided in such instrument or document.

1.2           All references in this Agreement to this Agreement, any other security document or any other agreement shall be construed as references to this Agreement, such security document or such other agreement as the same may from time to time be amended, supplemented, restated, modified or refinanced.

2             FIRST LIEN AND SECOND LIEN PLEDGE OF MOVABLE ASSETS DERIVED FROM MINING ACTIVITIES

2.1           In order to secure the full and timely payment and performance, when due (whether at the stated maturity, upon acceleration, or otherwise) of the Secured Obligations, the Pledgor hereby:

2.1.1           pledges, as a first priority pledge, to West Ventures, the following assets and rights  pursuant to Article 1,431 et seq. of Law No. 10,406 of January 10, 2002 (hereinafter generally referred to as “Brazilian Civil Code”):

(i)       the ore deposited in the waste tank located at next to the main processing plant on the Ore Properties (“Plant”) (geographic coordinates 15º41’30,51”S and 56º21’06,84”W, in degree, minutes and seconds, and 15,691808S and 56,351900W, in decimal degrees, approximately 350 x 300 m and 28 meters height) (hereinafter referred to as “Ore Properties Tailings”).

2.1.2           undertakes to, as soon as practicable and in no event later than the term established in Clause 3.2 below, pledge to the West Ventures, as first priority pledge, pursuant to Article 1,431 et seq. of the Brazilian Civil Code, all credit rights derived from all and any sale and purchase agreements of the gold extracted from the Ore Properties which may be at any time, for any reason, entered by the Pledgor, even if such agreements may be in addition to or in replacement of any existing agreements owned by the Pledgor, for so long as this Agreement remains in force (hereinafter generally referred to as “Pledged Credit Rights”);

(the Ore Properties Tailings and the Pledged Credit Rights hereinafter generally and jointly referred to as “Pledged Assets”) and

2.1.3           subsequently pledges, as a second priority pledge, to RHI, the Ore Properties Tailing and the Pledged Credit Rights, pursuant to Article 1,431 et seq. of the Brazilian Civil Code.

2.2          The Pledgor hereby agrees and acknowledges that the liens created hereunder in favor of West Ventures, are senior in all respects and prior to any other liens on the Pledged Assets of the Pledgor notwithstanding the date, manner or order of grant, attachment or perfection of such other liens.

2.2.1           Pursuant to Articles 1,425, I, IV and V, and 1,427 of the Brazilian Civil Code, in the event the security created hereunder is subject to attachment, seizure or any other judicial or administrative measure of similar effect, or become insufficient, the Pledgor shall replace it or reinforce it in order to recompose in full the security (“Security Recomposition”). As per Article 1,425, I of the Brazilian Civil Code, the Security Recomposition shall be implemented, by the Pledgor, within 5 (five) business days, counted as from the date of such attachment, seizure or any other judicial or administrative measure of similar effect, by means of pledge for security purposes, in accordance with Article 1,431 et seq. of the Brazilian Civil Code, of other assets owned by the Pledgor (or third parties), of the same or different nature, provided that such assets are previously accepted by the Pledgees, at its sole discretion. The document which will govern the Security Recomposition shall identify the assets over which the pledge will be created and shall be a part of this Agreement for all purposes.

2.3          The Pledgor hereby agrees and acknowledges that the liens created hereunder in favor of RHI are, except for those created or provided for in this Agreement in favor of West Ventures, senior in all respects and prior to any other liens on the Ore Properties Tailing and the Pledged Credit Rights notwithstanding the date, manner or order of grant, attachment or perfection of such other liens.

2.4          For the purposes of Article 1,424 of the Brazilian Civil Code, the terms and conditions of the Secured Obligations are those described below :

2.4.1           The Finance Agreement:

(i)           Principal amount:

US$11,400,000.00 (eleven million and four hundred thousand U.S. Dollars);

(ii)         Term of payment: 36 (thirty six) months as from the disbursement date;

(iii)         Interests: 15% (fifteen percent) per year;

2.4.2           The Loan Agreement:

(i)          Principal amount: nine million five hundred thousand US Dollars (US$ 9,500,000.00);

(ii)        Term of payment: 10 (ten) years as from the disbursement date;

(iii)        Interests: monthly interest in the amount equivalent to 50% (fifty percent) of the net profits obtained from the mineral production in the Ore Properties.

3             PLEDGE REGISTRATION AND PERFECTION

3.1           The Pledgor shall, as soon as practicable:

3.1.1           cause the signatures of the parties who have signed this Agreement outside Brazil to be notarized by a public notary and consularized at the nearest Brazilian consulate;

3.1.2           cause this Agreement to be registered with the competent Registry of Deeds and Documents, pursuant to Articles 1,432 and 1,452 of the Brazilian Civil Code;

3.1.3           deliver to West Ventures and RHI (or to whom they may designate) evidence, in form and substance satisfactory to West Ventures, that the formalities provided for in sub-items 3.1.1 to 3.1.2.

3.2           The Pledgor shall, notify West Ventures and RHI by means of the production report to be sent to them on a weekly basis under the Loan Agreement, of the execution of any sale and purchase agreements of the gold extracted from the Ore Properties. The Pledgor shall, within twenty (20) days counted as from the date of the notification to West Ventures and RHI: (a) extend the first and the second priority liens herein created to the Pledged Credit Rights by entering into an amendment to this Agreement in substantially the form of Exhibit I hereto (each such amendment, hereinafter generally referred to as an “Amendment”), and (b) perfect such first and second priority liens by taking, with respect to such Amendment, the actions provided for in Clauses 3.1 above (or any other action required to be taken pursuant to the then applicable laws, including the annotation of the Amendment at the margin of the registration mentioned in sub-item 3.1.2 of Clause 3.1 above pursuant to Article 128 of Law No. 6,015, of December 31, 1973).

3.2.1           The Pledgor shall deliver to West Ventures and RHI (or to whom they may designate), within five (5) business days counted from the date of receipt of evidence that all relevant formalities required in Clause 3.2(b) above have been fulfilled, copy of the documents evidencing that all obligations mentioned in items (a) and (b) of Clause 3.2 above were duly fulfilled.

3.3           In case the Pledgor fails to provide the notification to West Ventures and RHI within the term established in Clause 3.2 above, the Pledgor shall, immediately upon request of any of the Pledgees fully perform the obligations mentioned in items (a) and (b) of Clause 3.2 above in relation to any Pledged Credit Rights which has not been the subject of any previous notice to the Pledgees.

3.4           All expenses incurred with respect to the registrations, filings and other formalities described in Clauses 3.1 to 3.3 shall be borne by the Pledgor. Notwithstanding the foregoing, the Pledgees, at their sole discretion, may decide to undertake any of the registrations, filings and other formalities described herein, whereupon the Pledgor shall reimburse the Pledgees promptly, as the case may be, of any and all costs and expenses incurred by the Pledgees, as the case may be, related to such registrations, filings and other formalities.

4             REPRESENTATIONS AND WARRANTIES OF THE PLEDGOR

The Pledgor represents and warrants to the Pledgees, on the date of this Agreement and on any other date when such representations and warranties are required to be made or deemed to have been made under this Agreement (or any amendment thereto) or any other relevant agreement, the following, without prejudice to the representations and warranties made in the Finance Agreement, in the  Loan Agreement and in any other document related to them:

4.1           the Pledgor is an individual company validly organized and existing under the laws of Brazil, is duly qualified to do business and is in good standing;

4.2           the Pledgor has obtained all necessary corporate authorizations to execute and deliver this Agreement and to cause the liens provided for hereunder to be created in accordance with the terms set forth herein, as the case may be;

4.3           the execution and performance of this Agreement by the Pledgor shall not violate any provision of its organizational documents and corporate documents, and shall not constitute a violation or a breach of any material agreement to which such Pledgor is a party;

4.4           the first priority lien and the second priority lien created by this Agreement shall constitute, after the formalities required in Clause 3 are fulfilled, a legal, valid perfected first priority lien in favor of West Ventures, and a legal, valid and perfected second priority lien in favor of RHI on the Pledged Assets, enforceable in accordance with the terms and conditions of this Agreement against the Pledgor and all of its creditors;

4.5           there are no options, acquisition rights or any other arrangements for the assignment or acquisition of the Pledged Assets;

4.6           the Pledgor has reviewed all relevant documents necessary to have complete knowledge of the Secured Obligations, including the Finance Agreement, the Loan Agreement and any other document related to them and, therefore, is fully aware of the Secured Obligations and has obtained a legal opinion from his attorneys confirming that they have reviewed and understood all the documents relating to this transaction; and

4.7           the Pledgor is the legitimate owner of the Pledged Assets, and such Pledged Assets are free and clear of any disputes, liens, encumbrances, debts or doubts, except for those created or provided for in this Agreement.

5             SPECIFIC COVENANTS OF THE PLEDGOR

For as long as this Agreement is in full force and effect and has not been terminated pursuant to Clause 9, the Pledgor irrevocably undertakes to comply with the following obligations, without prejudice to the obligations attributed to it in any other agreement related to the mining operation in the Ore Properties:

5.1           Pledgor shall not (i) create, incur or permit to be created any liens, encumbrances or options in favor of, or at the request of, any person on the Pledged Assets or any rights thereon; or (ii) grant or promise to grant any rights over, sell, assign, transfer, exchange, dispose of, or in any other way dispose of the Pledged Assets;

5.2           the Pledgor shall pay, before any fines, penalties, interest or expenses arise, all taxes, duties and other charges currently or in the future levied on the Pledged Assets, and shall pay or cause to be paid all taxes, duties, charges and claims that, if unpaid, could reasonably be expected to give rise to the creation of a lien on the Pledged Assets, or shall take the necessary actions to prevent the creation of any such lien on the Pledged Assets;

5.3           the Pledgor shall, upon reasonable request of West Ventures or RHI, as the case may be, promptly furnish to West Ventures and RHI all information and supporting documents with regard to the Pledged Assets, to verify compliance by the Pledgor with the provisions of this Agreement;

5.4           the Pledgor shall maintain and preserve all liens created hereunder and shall promptly notify West Ventures and RHI of any event, fact or circumstance, including, without limitation, any decision, suit, claim, investigation or change in laws (or in the interpretation thereof) or, to the best of its knowledge, any threatened event, fact or circumstance, which in either case could reasonably be expected to affect the validity, legality, perfection and the first and second priority of the liens created hereunder;

5.5           the Pledgor shall not enter into any agreement or take any other action that could reasonably be expected to restrict, reduce or otherwise adversely affect the rights of West Ventures or RHI under this Agreement, including, without limitation, the right to sell or dispose of the Pledged Assets;

5.6           the Pledgor shall (i) preserve and maintain its legal existence, and (ii) continue to conduct its business as presently conducted and in compliance in all material respects with all applicable laws, permits, licenses and governmental authorizations.

5.7           the Pledgor undertakes to request from the purchasers of the gold under any and all sale and purchase agreements of the gold extracted from the Ore Properties an aknowledgement of the security interests created under this Agreement substantially in the form of Exhibit II.

6             FORECLOSURE AND COLLECTION

6.1           Without prejudice to the foregoing provisions, upon sending a notice to the Pledgor of the occurrence and continuance of an Event of Default (an occurrence of an event of termination, or similar event in Finance Agreement or in the  Loan Agreement, as the case may be), the Pledgor shall:

(i) process the Ore Properties Tailings through the Plant and utilize, at West Ventures discretion, a minimum of 50% of the Plant’s capacity until the principal amount of the Finance Agreement, including expenses to perfect the security, minus any other proceeds from the sale of any other collateral available under the Loan Agreement are sold, and until such time as all Secured Obligations have been finally and indefeasibly paid in full;

(ii) if within 10 (ten) business days, the Pledgor declares himself to beincapable of, or does not wish to process the Ore Properties Tailings or operate the mining activities, then the Pledgees may at their discretion, either operate the processing plant and the mining activities in the Ore Properties or contract a third party to process the Ore Properties Tailings in order to discharge the Secured Obligations and for that purpose, the Pledgor authorizes the Pledgees to act on its behalf, any and all measures for the foreclosure the guarantees created hereunder. Therefore, the Pledgor hereby irrevocably appoints the Pledgees as its attorneys-in-fact, with full authority to, irrespective of any right that the Pledgor may have to any benefit of order or similar right (which is hereby waived by the Pledgor to the fullest extent permitted by law) take any and all actions that are necessary for the foreclosure of the Pledged Assets until such time as all Secured Obligations have been finally and indefeasibly paid in full and this Agreement has been terminated pursuant to Clause 9 below;

(iii) in the event that the Pledgor decides to not operate the mining operation and/or produce gold in the Ore Properties, or extracts and processes less than 50 (fifty) truckloads of ore per normal work day for a period of more than 30 (thirty) consecutive normal work days, or produces at a diminished amount that is less then 50% of the capacity of the planned processing Plant and equipment being purchased and utilized from capital provided under the Loan Agreement, then the Pledgees shall have the right to operate the mining operation, according to item (ii) above.

6.1.1.         The Pledgor hereby undertakes to carry out, in an efficient manner, all necessary measures and actions, as well as collaborate to do the necessary acts to enable the Pledgees or any third parties indicated by them, to operate the mining activities in the Ore Properties and practice all acts set forth in items (ii) and (iii) of clauses 6.1 above.

6.1.2.         The Parties hereby represents that, according to article 1,428 of the Brazilian Civil Code, the Pledged Assets will not be owned by the Pledgees under any circumstances, except as permitted by law.

6.2          In relation to the Pledged Credit Rights, upon sending a notice to the Pledgor of the occurrence and continuance of an Event of Default (an occurrence of an event of termination, or similar event in Finance Agreement or in the Loan Agreement, as the case may be), West Ventures is hereby irrevocably authorized (i) to instruct the purchaser of gold under any sale and purchase agreement to make any payment required by the terms of such instrument, to a bank account designated by West Ventures. The funds deposited in the bank account designated by West Ventures shall be used to pay the outstanding Secured Obligations, as well as any fees, expenses and amounts owed to West Ventures as a result of the performance of its duties herein established, with due regard to the established in this Agreement.

6.3   Under the terms of Article 684 of the Brazilian Civil Code, the Pledgor shall maintain the appointment of the Pledgees as its attorney-in-fact until such time as this Agreement is terminated pursuant to Clause 9, and shall abstain from taking any action that could reasonably be expected to adversely affect the fulfillment of its obligations herein or the exercise of the rights set forth in this Clause 6 by the Pledgees. The Pledgor acknowledges that the powers conferred on the Pledgees hereunder are solely to protect its interest in the Pledged Assets and shall not impose any duty on the Pledgees to exercise any such powers

6.4           Upon sending a notice to the Pledgor of the occurrence and continuance of an Event of Default, the Pledgees may, at their sole discretion, and without incurring in any liability to the Pledgor or any third party as a result thereof, practice the acts set forth in clause 6.1 and 6.2 above, in all or in part, and in the manner they deem appropriate, without the need for any consent from the Pledgor or any third party, in such a way as to recover the entirety of the credits in a commercially reasonable manner.

6.5           The proceeds resulting from the foreclosure of the Pledged Assets and measures set forth in clause 6.1 and 6.2 above shall be used to pay the outstanding Secured Obligations, as well as any fees, expenses and amounts owed to the Pledgees as a result of the performance of its duties herein established, with due regard to the order of priorities established in Clause 7 below.

6.6           Following the use of proceeds set forth in Clause 6.5 above, any proceeds in excess of the then outstanding amount of the Secured Obligations shall be delivered to the Pledgor, but shall remain pledged hereunder in favor of West Ventures, as first priority pledge, and of RHI, as second priority pledge, until such time as all Secured Obligations have been finally and indefeasibly paid in full and this Agreement has been terminated pursuant to Clause 9 below.

6.7           RHI agrees to have its rights under this Clause 6 subordinated to the rights of West Ventures. Without prejudice to the foregoing, RHI agrees, even if the Pledgor becomes insolvent, that it will be entitled to exercise its rights under this Clause 6 only if and after West Ventures has already exercised its rights under this Agreement with respect to the Pledged Assets, or has otherwise agreed, in writing, to the exercise by RHI of its rights under this Clause 6. If RHI fully pays and discharges, or causes to be paid and discharged, all Secured Obligations owed by the Pledgor under this Agreement, then RHI will be entitled to exercise freely its rights under this Clause 6, and will be subrogated to the rights of West Ventures in respect of the Secured Obligations that have been so paid and discharged.

7             APPLICATION OF AMOUNTS

Any amounts received by West Ventures and RHI upon the exercise of the measures provided for in Clause 6 shall be applied as follows:

a)            first, to the payment of amounts advanced by West Ventures (or, after indefeasible payment in full of the Finance Obligations, by RHI) in order to preserve the Pledged Assets  or preserve its security interest in the Pledged Assets in accordance with the terms of this Agreement and expenses related to the acts practiced according to clause 6.1 or otherwise realizing on the Pledged Assets, or of any exercise by West Ventures (or, after indefeasible payment in full of the Finance Obligations, by RHI) of its rights hereunder, together with reasonable legal fees and expenses;

b)            second, to the payment of outstanding Secured Obligations;

c)            third (in case of surplus) to the reimbursement, to the Pledgor or to such other person as may be lawfully entitled to receive such surplus or as any court of competent jurisdiction may otherwise direct subject to Clause 6.6 above.

8             CHANGES RELATED TO THE SECURED OBLIGATIONS

The Pledgor shall remain bound by the terms of this Agreement, and the Pledged Assets shall remain subject to the pledges herein created, at any time, until termination of this Agreement as provided for in Clause 9, with no limitation and with no reserve of rights whatsoever with regard to the Pledgor, and regardless of any notice to, or consent of, the Pledgor, even if:

8.1           any demand for payment, made by RHI and West Ventures with regard to any of the Secured Obligations ceases to be made under the terms of the Finance Agreement or the Loan Agreement, respectively, and this shall not constitute novation, reduction, waiver or loss of any right granted to West Ventures and RHI;

8.2           any renewal, extension, amendment, modification, acceleration, waiver, reimbursement or settlement, in full or in part, or partial invalidity or unenforceability of the Finance Agreement ou do Loan Agreement occurs, except insofar as legal provisions require the release of the Pledgor or of the Pledged Assets;

8.3           any alteration of term, form, place of payment, amount or currency of payment of the Secured Obligations takes place under the terms of the Finance Agreement and the Loan Agreement;

8.4           West Ventures or RHI takes (or fails to take) any measure based on, or related to the Finance Agreement and the Loan Agreement, respectively, with respect to the exercise of any measure, power or right contained therein or deriving from law, whether in equity or in any other way, or waives any measure, power or right, or extends the terms for compliance with any obligation provided for in the Finance Agreement the Loan Agreement; or

8.5           the sale, exchange, waiver, reimbursement or assignment of any guarantees or setoff rights granted to West Ventures or to RHI takes place, for the payment of the Secured Obligations.

9             TERMINATION AND SETTLEMENT

Upon full and indefeasible payment of the Secured Obligations and upon the termination of the commitments mentioned in the preamble, this Agreement shall be terminated and West Ventures and RHI shall take the actions reasonably requested by the Pledgor (without representation, warranty or recourse) to release the liens herein created, at the Pledgor’s expense. No termination of this Agreement or release of the liens herein created shall be valid and effective until signed by the Pledgees. Upon request and at the expense of the Pledgor, the Pledgees shall promptly sign and deliver to the Pledgor all documents (without representation, warranty or recourse) that may be reasonably required to implement the termination of this Agreement and the release of the liens herein created pursuant to this Clause 9.

10           WAIVERS

West Ventures shall not have any obligation to hedge, guarantee, perfect or insure any collateral at any time granted as security of the Secured Obligations, or any assets and rights hereunder, except as required by applicable law with regard to any Pledged Assets that are in their possession.

11           INDEMNIFICATION

11.1        The Pledgees will not be liable for any loss or damage which is suffered by the Pledgor.

11.2        The Pledgor will indemnify the Pledgees, and RHI shall indemnify West Ventures, as the case may be, against any losses, claims, expenses and liabilities which may be made against or reasonably incurred by the Pledgees or any of its agents for anything done or omitted in the exercise or purported exercise of the powers herein contained or occasioned by any breach of the Pledgor of any of its obligations or undertakings herein contained.

12           GOVERNING LAW AND JURISDICTION

12.1        This Agreement shall be governed by the laws of the Federative Republic of Brazil.

12.2        The Parties hereby elect the courts of the City of Cuiabá, State of Mato Grosso, as competent to judge any lawsuit or proceeding aiming at resolving any dispute or controversy arising from this Agreement, without prejudice to any other Court that may have jurisdiction over it.

13           NOTICES

All notices and other communications provided hereunder shall be in writing and addressed, delivered or transmitted to the address or facsimile number set forth below, or at such other address or facsimile number as may be designated by any Party in a notice to the other Parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter.

Pledgor:

Av. Rubens de Mendonça, 2254, Ed.
American Business Center, sala 604,
Jardim Aclimação, CEP 78050-000
Cuiabá – MT – Brazil
Attn: Raquel Cristina Rockenbach
Bleich
E-mail: mineracaoabdala@hotmail.com
Phone: 65 3029-2743
Facsimile: 65 3029-2743

West Ventures:

152 West 57th Street, 54th Floor
New York, NY  10019
Attn:           Ari Hirt
E-mail: ahirt@platinumlp.com
Phone: 212-581-0500
Facsimile: 212-581-0002

Resource Holdings, Inc.:

11753 Willard Avenue
Tustin, CA 92782
Attn: Michael Campbell
Facsimile: 1 (714) 948-8209
Email: mc@resourceholdingsinc.com

c/c:

Av. Presidente Wilson, 231 - 21º andar
CEP 20030-021 - Rio de Janeiro - RJ -
Brazil
Attn: Alexandre Bittencourt Calmon
(Veirano Advogados)
E-mail:
alexandre.calmon@veirano.com.br
Phone: 55-21 3824-7526
Facsimile: 55-21 2262-4247

14           MISCELLANEOUS

14.1        Any amendment to this Agreement shall be made in writing and shall be executed jointly by the Parties.

14.2        This Agreement is irrevocable and shall bind the Parties and inure to the benefit of their relevant successors and assignees for any reason.

14.3        All exhibits to this Agreement, after being initialed by the Parties, shall be an integral part hereof. If, however, there is any inconsistency between this Agreement and any of its Exhibits, the provisions of this Agreement shall prevail.

14.4        The Pledgor shall not assign or transfer, in full or partially, this Agreement or any obligation hereunder without the prior written consent of West Ventures (to which RHI hereby acknowledges and agrees).

14.5        This Agreement may be assigned or transferred by West Ventures to a successor and, in such event, such successor will be entitled to all of the rights and remedies of West Ventures as set forth in this Agreement or in other related agreements.

14.6        No provision of this Agreement may be deemed as a waiver or amendment to any other provision of the Finance Agreement and Loan Agreement.

14.7        The Parties acknowledge that (a) the partial exercise or non-exercise, the extension of terms, the tolerance or omission in respect of the exercise of any right, power or privilege granted to any Party hereto and/or by law shall not constitute novation, relinquishing or waiver of such right, power or privilege, nor shall it prevent their exercise, and (b) the relinquishing or waiver of any such right shall be interpreted restrictively and shall not be deemed as the relinquishing or waiver of any other right granted to the Parties herein.

14.8        If one or more provisions contained in this Agreement shall be deemed invalid, illegal or unenforceable in any aspect whatsoever, the validity, legality or enforceability of the other provisions hereunder shall not be affected or hindered in any way as a result of such fact. The Parties shall negotiate in good faith the replacement of any invalid, illegal or unenforceable provisions by valid provisions, the effect of which come as close as possible to the operational and economic effects of the invalid, illegal or unenforceable provisions.

14.9        This Agreement is being executed simultaneously in English and Portuguese. In the event of any conflict or inconsistency between the English and Portuguese language versions, the Portuguese language version shall prevail.

IN WITNESS WHEREOF, the Parties execute this Agreement in the presence of the two undersigned witnesses.

Cuiaba, September 21, 2011

/s/ Reginaldo Luiz de Almeida Ferreira
REGINALDO LUIZ DE ALMEIDA FERREIRA – ME

/s/ Roberto Barros, by Power of Attorney
WEST VENTURES, LLC

/s/ Michael Campbell
RESOURCE HOLDINGS, INC.

Witnesses:

1	/s/ Christiane C. H. Oliveira A. Lima
Name:
I.D.:

2	/s/ Karina de Jesus Pina
Name:
I.D.:

EXHIBIT I

FORM OF FIRST LIEN AND SECOND LIEN PLEDGE AGREEMENT OF

MOVABLE ASSETS DERIVED FROM MINING ACTIVITIES

By this private instrument (hereinafter generally referred to as “Amendment”), the parties:

(1)           REGINALDO LUIZ DE ALMEIDA FERREIRA – ME, an individual company constituted and existing under the laws of the Federative Republic of Brazil, with its principal place of business located in Fazenda Bom Jardim, at Rodovia BR-070. Km 20, City of Nossa Senhora do Livramento, State of Mato Grosso,enrolled with the General Taxpayers’ Registry (“CNPJ/MF”) under No. 08.838.089/0001-71, (hereinafter generally referred to as “Pledgor”);

(2)           West Ventures, LLC, an investment fund constituted and existing under the laws of the United States of America, with its principal place of business located at 152 West 57th Street, 54th Floor, in the City of Mew York, State of New York, herein represented by its undersigned attorney-in-fact (hereinafter generally referred to as “West Ventures”); and

(3)           RESOURCES HOLDINGS, INC. a company constituted and existing under the laws of the United States of America, with its principal place of business located at 11753 Willard Avenue, in the City of Tustin, State of California 92782, , herein represented by its legal representative Mr. Michael Campbell, (hereinafter generally referred to as “RHI”) (West Ventures and RHI hereinafter jointly referred to as “Pledgees” and the Pledgees and Pledgor hereinafter generally referred jointly to as “Parties” or individually as “Party”).

RECITALS

(A)           West Ventures extended a loan finance to RHI in the amount of USD 11,400,000.00 (eleven million and four hundred thousand US dollars) (“Funds”) for the development of its business in Brazil by means of a Senior Secured Note Agreement (“Finance Agreement”);

(B)           The Funds sent to RHI will be used to, among other things, loan funds to the Pledgor (“Loan Agreement”), and the subsequent purchase of equipment and machines, construction costs, and working capital for the development of its activities relating to the ore extraction;

(C)           The Pledgor has a permission issued by the National Department of Mineral Production (Departamento Nacional de Produção Mineral - “DNPM”) to explore ore at the Fazenda Bom Jardim, Rodovia BR-070. Km 20, in the city of Nossa Senhora do Livramento, State of Mato Grosso (“Farm”), and is the owner of the mines located in the Farms and registered at DNPM under no. 866.592/2007, for an area of 38.94 hectares, 866.597/2007, for an area of 50 hectares, 866.600/2007, for an area of 50 hectares, and 866.601/2007, for an area of 50 hectares (“Ore Properties”);

(D)           As a result of the foregoing, the Pledgor has agreed to execute and deliver the Agreement to and in favor of: (i) West Ventures, as first priority security for the payment and performance of RHI obligations under Finance Agreement (hereinafter referred to as “Finance Obligations”); and (ii) RHI as second priority security for the payment and performance of the Pledgor under the Loan Agreement (hereinafter referred to as “Loan Obligations”) (the Finance Obligations and the Loan Obligations are hereinafter jointly referred to as the “Secured Obligations”),

(G)           Pursuant to Clause 2.1.2 of the Agreement, the Pledgor wish to extend the first and the second priority liens created in the Agreement to the Pledged Credit Rights (as defined in the Agreement) by entering into this Amendment and perfect such first and second priority liens by taking, with respect to this Amendment, the actions provided for in Clauses 3.2 of the Agreement (or any other action required to be taken pursuant to the then applicable laws),

The Parties hereby agree to enter into this Amendment, which shall be governed by the following terms and conditions:

1              Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Agreement.

2             The Pledgor hereby pledges to West Ventures, as a first priority lien, and to RHI, as a second priority lien, pursuant to the provisions of Article 1,431 et seq. of the Brazilian Civil Code and under the same conditions as provided for in the Agreement, all Pledged Credit Rights derived from the agreements listed in Schedule A hereto (and which were not originally included in the Agreement, nor in any subsequent amendment thereto). The Parties’ rights and obligations under the Agreement shall be applicable mutatis mutandis to the Pledged Credit Rights pledged hereunder and such Pledged Credit Rights shall be treated as “Pledged Assets”, as the case may be, for all purposes of the Agreement.

3             The Pledgor hereby declares to the West Ventures and RHI that the representations and warranties made by it in Clause 4 of the Agreement are true and correct as if made on the date hereof and apply mutatis mutandis to this Amendment and to the Pledged Credit Rights pledged herein as if they were fully written herein.

4             All provisions of the Agreement that have not been expressly amended or modified herein shall remain in full force and effect pursuant to the terms of the Agreement and shall apply mutatis mutandis to this Amendment as if they were fully written herein.

5             This Amendment shall be governed and construed in accordance with the laws of the Federative Republic of Brazil. The Pledgor irrevocably elects the courts of the City of Cuiabá, State of Mato Grosso, as competent to judge any disputes or controversies arising out of this Amendment, without prejudice to any court that may have jurisdiction over it.

6             This Amendment is being executed simultaneously in English and Portuguese. In the event of any conflict or inconsistency between the English and Portuguese language versions, the Portuguese language version shall prevail.

IN WITNESS WHEREOF, the Parties execute this Amendment in the presence of the two undersigned witnesses.

Cuiabá, [Date]

REGINALDO LUIZ DE ALMEIDA FERREIRA – ME

WEST VENTURES, LLC

RESOURCE HOLDINGS, INC.

Witnesses:

1
Name:
I.D.:

2
Name:
I.D.:

SCHEDULE A

PLEDGED CREDIT RIGHTS

[Describe all sale and purchase agreements of gold extracted from the Ore Properties]

EXHIBIT II
FORM OF LETTER OF ACKNOWLEDGMENT

[Purchaser] [qualification], (a) acknowledges that the credit rights of Reginaldo Luiz de Almeida Ferreira – ME (“Seller”) under the sale and purchase agreement executed between us on [date] have been pledged in first degree to West Ventures, LLC and in second degree to Resources Holdings, Inc. in accordance with a First Lien and Second Lien Pledge Agreement of Movable Assets derived from Mining Activities executed on [date], and (b) undertakes to deposit all and any values related to the purchase of gold extracted from the mines located at the Fazenda Bom Jardim, Rodovia BR-070. Km 20, in the city of Nossa Senhora do Livramento, State of Mato Grosso and registered at the National Department of Mineral Production (Departamento Nacional de Produção Mineral - DNPM) under no. 866.592/2007, 866.597/2007, 866.600/2007, and 866.601/2007, in the following bank account of the Seller:

Banco Itaú Unibanco
Agency No. [__]
Bank Account No. [__].

Any changes related to the bank account mentioned above shall be previously and expressly authorized by West Ventures, LLC.

[Purchaser]

c/c
Resources Holdings, Inc.
West Ventures, LLC